UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 1, 2005
KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-50187 (Commission File Number)	86-0883289 (IRS Employer Identification No.)
701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)
(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Description of Changes
     On November 16, 2005, Mr. Luis A. Padilla agreed to serve as a member of the Board of Directors of Kuhlman Company, Inc., a Nevada corporation (the “Company”). Mr. Padilla’s term will commence on December 1, 2005 and expire at the next Annual Shareholders’ Meeting, where his name is expected to be added to the slate of board members for ratification, or when his successor has been elected and qualified. Mr. Padilla has also been appointed to the Audit Committee of the Board of Directors of the Company.
     Mr. Padilla, who is 51 years old, has more than thirty years experience in the apparel industry. He was most recently the president of merchandising at Sears, a position he held since August of 2004. In this role, he led and integrated all merchandising and marketing across the company’s broad product and brand portfolio. Prior to joining Sears, Mr. Padilla was with Target Corporation from 1982 to 2004, where he served in key leadership roles with the company. He served as Executive Vice President, Merchandising for Target’s Marshall Field’s division from 2001 to 2004 and as Senior Vice President, Softlines Merchandising for Target Stores from 1994 to 2001. Neither Sears nor Target Corporation is a parent, subsidiary or other affiliate of the Company.
     A copy of the Company’s press release announcing the election of Mr. Padilla to the Company’s Board of Directors is included as Exhibit 99.1 to this report and is incorporated by reference into this item.
     Family Relationships and Certain Relationships and Related Transactions
     There are no family relationships between Mr. Padilla and any director or executive officer and no transactions or proposed transactions between Mr. Padilla or any member of their immediate families, and the Company or its subsidiaries, or in which Mr. Padilla, or any member of his immediate family, will have a direct or indirect material interest.
     Director Compensation
     Mr. Padilla received fully vested options to purchase 27,500 shares of Company common stock at a price of $2.28 per share based on the closing price of the Company’s stock on the NASDAQ Capital Market on the date of grant.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits.
99.1 Press release issued November 22, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.
Date: December 6, 2005	By:	/s/ Jon Gangelhoff
Jon Gangelhoff, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued November 22, 2005